Exhibit 23.2










INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fine Host Corporation





We consent to the use in this Amendment No. 1 to the Registration Statement of Fine Host Corporation on Form S-1 of our report dated March 29, 1996 included in or made a part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.







/s/ Deloitte & Touch LLP
Deloitte & Touche LLP

New York, New York
May 6, 1996

                                                                    Exhibit 23.2
                                                                     (continued)










INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fine Host Corporation





We consent to the use in this Amendment No. 1 to the Registration Statement of Fine Host Corporation on Form S-1 of our report on the financial statements of Sun West Services, Inc., dated March 15, 1996 (March 25, 1996 as to the last paragraph of Notes 3 and 9) included in or made a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.







/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
May 6, 1996